Exhibit 99.01

ANAPTYSBIO ANNOUNCES FIRST QUARTER 2017 FINANCIAL RESULTS AND PROVIDES PIPELINE UPDATE

Top-line Data from Ongoing ANB020 Phase 2a Trials and ANB019 Phase 1 Trial Expected in Second Half 2017

SAN DIEGO, May 11, 2017 - AnaptysBio, Inc. (Nasdaq: ANAB), a clinical-stage biotechnology company developing first-in-class antibody product candidates focused on unmet medical needs in inflammation, today reported first quarter 2017 financial results and provided a pipeline update.

“We have advanced our anti-IL-33 antibody, ANB020, into multiple Phase 2a clinical trials in patients and our anti-IL-36R antibody, ANB019, into a Phase 1 clinical trial,” said Hamza Suria, president and chief executive officer of AnaptysBio. “We look forward to the top-line data from the ongoing ANB020 Phase 2a trials and ANB019 Phase 1 trial expected in the second half of 2017 and are well positioned to execute our strategy of developing novel antibody approaches to treat severe inflammatory diseases.”

Pipeline and Business Highlights

ANB020 (Anti-IL-33 Program)

•	Presented detailed Phase 1 clinical trial data at the 2017 American Academy of Dermatology (AAD) Annual Meeting on March 3, 2017 and the American Academy of Allergy, Asthma and Immunology (AAAAI) 2017 Annual Meeting on March 4, 2017. Data demonstrated that ANB020 was well-tolerated and no dose-limiting toxicities were observed at any dose level. An ex vivo pharmacodynamic assay illustrated that a single dose of ANB020 at certain dose levels was sufficient to suppress IL-33 function for approximately three months post-dosing.

•	Initiated enrollment of a Phase 2a clinical trial for ANB020 in adult patients with severe peanut allergy. Top-line results from this trial are anticipated during the second half of 2017.

•	Initiated enrollment of a Phase 2a clinical trial for ANB020 for the treatment of adults with moderate-to-severe atopic dermatitis. Top-line results from this trial are anticipated during the second half of 2017.

•	Submitted a UK Clinical Trial Authorisation seeking regulatory clearance to initiate a Phase 2a trial in patients with severe adult eosinophilic asthma. Top-line results from this trial are anticipated during the first half of 2018.

•	Scientific collaborators at the Benaroya Research Institute presented a translational research study regarding the potential role of IL-33 in severe peanut allergy at AAAAI. The research concluded that IL-33 is a key checkpoint of allergic responses, and blocking IL-33 has the potential to reduce expression of the effector cytokines involved in severe peanut allergy.

ANB019 (Anti-IL-36 Receptor Program)

•	Initiated a Phase 1 clinical trial in healthy volunteers in Australia in which ANB019 is being administered in single and multiple doses, through subcutaneous and intravenous routes of administration. Top-line results are expected during the second half of 2017.

•	AnaptysBio plans to initiate Phase 2 studies for the treatment of two orphan inflammatory diseases, generalized pustular psoriasis and palmo-plantar pustular psoriasis, using ANB019 during 2018.

TESARO Partnership

•	In April 2017, TESARO initiated a registration program for an AnaptysBio-generated anti-PD-1 antagonist antibody (TSR-042) resulting in a $3.0 million milestone payment being earned. We expect to recognize as revenue and receive this milestone payment during the second quarter of 2017.

•	In May 2017, TESARO submitted an IND to the FDA for an AnaptysBio-generated anti-LAG-3 antagonist antibody (TSR-033). Upon clearance of the IND, we expect to receive a $4.0 million milestone payment.

First Quarter 2017 Financial Results and Financial Guidance

•	Cash, cash equivalents and investments totaled $123.8 million as of March 31, 2017, which includes net proceeds of $80.2 million from the Company’s initial public offering completed in January 2017, compared to $51.2 million as of December 31, 2016. The Company expects that it has sufficient capital to fund its operating plan through the end of 2018.

•	There was no revenue recorded for the quarter ended March 31, 2017, compared to $4.9 million for the quarter ended March 31, 2016. The quarter ended March 31, 2016 included revenue of $0.7 million related to the amortization of the upfront payment from TESARO, $1.2 million related to research and development service and $3.0 million of milestone related revenues. The upfront payment was fully recognized and the research and development services were completed as of December 31, 2016.

•	Research and development expenses were $7.9 million for the quarter ended March 31, 2017, compared to $4.8 million for the quarter ended March 31, 2016. The increase was primarily due to an increase in preclinical and clinical trial expenses offset by the recognition of certain tax incentives.

•	General and administrative expenses were $2.1 million for the quarter ended March 31, 2017, compared to $1.2 million for the quarter ended March 31, 2016. The increase was attributable to additional personnel-related expenses, including non-cash stock-based compensation, and an increase in public company related expenses.

About AnaptysBio

AnaptysBio is a clinical-stage biotechnology company developing first-in-class antibody product candidates focused on unmet medical needs in inflammation. The company’s proprietary anti-inflammatory pipeline includes its anti-IL-33 antibody (ANB020) for the treatment of moderate-to-severe adult atopic dermatitis, severe adult peanut allergy and severe adult eosinophilic asthma; its anti-IL-36R antibody (ANB019) for the treatment of rare inflammatory diseases, including generalized pustular psoriasis and palmo-plantar pustular psoriasis; and a portfolio of checkpoint receptor agonist antibodies for the treatment of certain autoimmune diseases where immune checkpoint receptors are insufficiently activated and have demonstrated efficacy in an animal model of graft-versus-host disease. AnaptysBio’s antibody pipeline has been developed using its proprietary somatic hypermutation (SHM) platform, which uses in vitro SHM for antibody discovery and is designed to replicate key features of the human immune system to overcome the limitations of competing antibody discovery technologies. AnaptysBio has also developed multiple therapeutic antibodies in an immuno-oncology partnership with TESARO and an inflammation partnership with Celgene, including an anti-PD-1 antagonist antibody (TSR-042) and an anti-TIM-3 antagonist antibody (TSR-022), which are currently under clinical development with TESARO, and an anti-PD-1 checkpoint agonist antibody (CC-90006) currently in the clinic with Celgene.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: our belief that ANB020’s efficacy in inhibiting IL-33 has the potential to reduce expression of the effector cytokines involved in severe peanut allergy and effectively treat severe peanut allergy; and the timing of the release of data from our clinical trials, including ANB020’s Phase 2a clinical trials for the treatment of severe peanut allergy, moderate-to-severe adult atopic dermatitis and severe adult eosinophilic asthma and our Phase 1 clinical trial of ANB019; Statements including words such as “plan,” “continue,” “expect,” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause the company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the company’s ability to advance its product candidates, obtain regulatory approval of and ultimately commercialize its product candidates, the timing and results of preclinical and clinical trials, the company’s ability to fund development activities and achieve development goals, the company’s ability to protect intellectual property and other risks and uncertainties described under the heading “Risk Factors” in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

ANAPTYSBIO, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value data)

	March 31, 2017	December 31, 2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$96,754	$51,232
Receivable from collaborative partners	—	1,225
Australian tax incentive receivable	4,965	4,118
Short-term investments	6,742	—
Prepaid expenses and other current assets	1,694	1,633

Total current assets	110,155	58,208
Property and equipment, net	569	471
Long-term investments	20,327	—
Restricted cash	60	60
Deferred financing costs	—	3,441

Total assets	$131,111	$62,180

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$2,546	$2,278
Accrued expenses	4,330	3,429
Notes payable, current portion	1,250	—
Other current liabilities	—	1

Total current liabilities	8,126	5,708
Notes payable, net of current portion	12,709	13,809
Deferred rent	161	154
Preferred stock warrant liabilities	—	3,241
Commitments and contingencies
Series B convertible preferred stock, $0.001 par value, no shares and 3,963 authorized, issued and outstanding at March 31, 2017 and December 31, 2016, respectively	—	28,220
Series C convertible preferred stock, $0.001 par value, no shares and 1,887 shares authorized, no shares and 1,593 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	—	6,452
Series C-1 convertible preferred stock, $0.001 par value, no shares and 474 shares authorized, issued and outstanding at March 31, 2017 and December 31, 2016, respectively	—	2,156
Series D convertible preferred stock, $0.001 par value, no shares and 5,491 shares authorized, issued and outstanding at March 31, 2017 and December 31, 2016, respectively	—	40,688
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, 10,000 shares and no shares authorized, issued or outstanding at March 31, 2017 and December 31, 2016, respectively	—	—
Common stock, $0.001 par value, 500,000 and 17,214 shares authorized, 20,249 shares and 2,651 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	20	3
Additional paid in capital	176,507	16,672
Accumulated other comprehensive income (loss)	(13)	—
Accumulated deficit	(66,399)	(54,923)

Total stockholders’ equity (deficit)	110,115	(38,248)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$131,111	$62,180

ANAPTYSBIO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
Collaboration revenue	$—	$4,866

Operating expenses:
Research and development	7,935	4,786
General and administrative	2,053	1,219

Total operating expenses	9,988	6,005

Loss from operations	(9,988)	(1,139)

Other income (expense), net
Interest expense	(428)	(115)
Change in fair value of liability for preferred stock warrants	(1,366)	379
Other income (expense), net	347	(13)

Total other income (expense), net	(1,447)	251

Net loss	(11,435)	(888)
Unrealized loss on available for sale securities	(13)	—

Other comprehensive loss	(13)	—

Comprehensive loss	$(11,448)	$(888)

Net loss per common share:
Basic and diluted	$(0.75)	$(0.34)

Weighted-average number of shares outstanding:
Basic and diluted	15,295	2,629